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                                                                    EXHIBIT 99.j



                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Service Providers" and to the use of our reports dated December 15, 2000 and February 16, 2001 in the Registration Statement (Form N-1A) of the American AAdvantage Funds and their incorporation by reference in the related Prospectuses and Statements of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 36 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).




                                          /s/ ERNST & YOUNG LLP



Dallas, Texas
February 27, 2001
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-11387 of AMERICAN AADVANTAGE FUNDS on Form N-1A of our reports dated February 22, 2001 for Master Small Cap Index Series and January 30, 2001 for Master International (Capitalization Weighted) Index Series (two of the series constituting Quantitative Master Series Trust) for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 27, 2001